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                                                                    EXHIBIT 99.1


[BLUESCOPE STEEL LOGO]                             BlueScope Steel Limited
                                                   ABN 80010 142 453
                                                   Level 11
                                                   120 Collins
                                                   Melbourne  VIC 3000
                                                   PO Box 18207
                                                   Collins Street East
                                                   Melbourne  VIC 8003
                                                   Telephone  +61 3 9666 4000
                                                   Facsimile  +61 3 9666 4113
                                                   www.bluescopesteel.com

                                        April 23, 2004


Mr. John J Holland
Chairman and CEO
Butler Manufacturing Company
1540 Genessee Street
PO Box 410064
Kansas City, Missouri 64141-0064

Gentlemen:

         Reference is made to that certain Agreement and Plan of Merger, dated February 15, 2004 (the "Merger Agreement"), by and among BlueScope Steel Limited ("Parent"), BSL Acquisition Corporation ("Purchaser") and Butler Manufacturing Company ("Butler") (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement). Pursuant to
Section 5.16 of the Merger Agreement, Butler has provided Parent with unaudited consolidated financial statements for the three months ended March 31, 2004 (the "Financial Statements"). Furthermore, pursuant to clauses (iv) and (v) of
Section 8.4 (e) of the Merger Agreement, a Company Material Adverse Change is conclusively deemed to have occurred unless Butler meets certain specified thresholds for EBIT, Net Cash Flow and Backlog in the Financial Statements.

         Parent has reviewed the Financial Statements and hereby confirms that EBIT, Net Cash Flow and Backlog, as reflected in the Financial Statements, meet or exceed the EBIT, Net Cash Flow and Backlog thresholds, and, therefore, no Company Material Adverse Change has occurred within the meaning of clauses (iv) and (v) of Section 8.4 (e) of the Merger Agreement.

         We look forward to stockholder approval and a timely completion to the merger.

                                                Sincerely yours,


                                                Mr. Brian Kruger
                                                Chief Financial Officer
                                                BlueScope Steel Limited